AMENDED AND RESTATED


                          COOPERATIVE BANKSHARES, INC.


                                     BYLAWS


                                    ARTICLE I

                                PRINCIPAL OFFICE

     The principal office of the Corporation shall be at 201 Market Street, Wilmington, North Carolina.


                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of North Carolina as the board of directors may determine.

     Section 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually, on such date and at such time as the board of directors may determine.

     Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, but such special meetings may not be called by any other person or persons except as otherwise provided by applicable law.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. Written notice signed by the Corporation's secretary stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7. Lists of Stockholders. Except as otherwise required by law, the officer or agent having charge of the stock transfer books for shares of stock of the Corporation shall prepare a complete list of the stockholders entitled to notice of a meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection of any stockholder, personally or by or with his personal representative, during usual business hours beginning two days after notice of the meeting is given for which the list was prepared. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy may designate as a holder any corporation or partnership, or any person acting on behalf of a corporation or partnership, or any person other than a natural living person, except for the holder of a specified office or a committee composed of natural persons. An appointment of a proxy shall be valid for eleven months from the date of its execution unless a different period is expressly provided in the appointment form.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, and then each person in whose names shares of stock stand shall be entitled to vote the shares in question proportionally.

     Section 11. Voting of Shares By Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name upon satisfactory proof to the Corporation of his appointment. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

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

     Section 12. Voting. Each stockholder shall be entitled to cast one vote for each share of stock held as of the record date. A majority of the shares voted at a meeting of shareholders shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise provided by applicable law or regulation, the Corporation's Articles of Incorporation or these by-laws.

     Section 13. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of any shareholder or proxy holder shall, make such appointment at the meeting. In case any persons appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable regulations, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     Section 14. Nominations for Director. Either a majority of the independent directors of the Corporation or a nominating committee composed of a minimum of three directors, each of whom are independent, shall select the management nominees for election as directors, and for purposes of this sentence "independent" shall be as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Manual. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation at least twenty days prior to the date of the annual meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee;
(3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the stockholder giving such notice, (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholders. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least twenty days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

     Section 15. New Business. Any new business proposed to be taken up at the annual meeting by any shareholder shall be stated in writing and filed with the secretary of the Corporation at least twenty days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Each such notice given by a stockholder to the secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Any

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

stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least twenty days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term. The board of directors shall consist of nine members and shall be divided into three classes in accordance with the provisions of the Corporation's Article of Incorporation. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. The number of directors may be increased or decreased from time to time by the board of directors, except that the number may not be changed below seven or above twelve, no decrease shall result in any director being forced to resign or otherwise be removed, and if the stockholders are denied the right to cumulate their votes in the election of directors, the board of directors may not increase or decrease the number of directors by more than thirty percent (30%) during any twelve-month period.

     Section 3. Qualification and Election of Directors. No person who is 72 years of age or older and who is not an employee of the Corporation shall be eligible for election, reelection, appointment, or reappointment to the board of directors. A non-employee director shall not serve as such beyond the annual meeting of the Corporation immediately following the non-employee director becoming 72. No person who is 60 years of age or older and who is not an employee of the Corporation shall be eligible for initial election or appointment as a director. Except as provided in Section 13 of this Article III, directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected.

     Section 4. Directors Emeritus. Any person who has served on the board of directors for two years or more but is no longer eligible to be a director by virtue of having attained 72 years of age, may be elected by the board as a director emeritus, to serve without vote or compensation.

     Section 5. Regular Meetings. The board of directors may provide, by resolution, the time and place for the holding of regular meetings of the Board without other notice than such resolution.

     Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or at least two of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     Section 7. Notice of Meetings. Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least five days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

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

     Section 8. Waiver of Notice. Any director may waive notice of any meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 9. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

     Section 10. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these by-laws, the Corporation's Articles of Incorporation or applicable law.

     Section 11. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 12. Resignation. Any director may resign at any time by sending a written communication of such resignation to the principal office of the Corporation addressed to the board of directors, its chairman or the
Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective.

     Section 13. Vacancies. Vacancies occurring on the board of directors, including newly created directorships, shall be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by the stockholders.

     Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 15. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the Corporation's Articles of Incorporation.

     Section 16. Compensation. The Corporation may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the board.

     Section 17. Committees of the Board. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate three or more directors to constitute an executive committee and other committees, each of which, to the extent authorized by applicable law and provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the Corporation. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.


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



                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers of the Corporation. The officers of the Corporation shall consist of a president, secretary, treasurer, and such vice-presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may deem necessary. The board of directors may also designate the chairman of the board as an officer. Any two or more offices may be held by the same person, but in no event may any officer act in more than one capacity where action of two or more officers is required.

     Section 2. Selection and Term. The officers of the Corporation shall be selected by the board of directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is selected and qualified.

     Section 3. Compensation of Officers. The compensation of all officers of the Corporation shall be fixed by the board of directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor, unless such additional compensation is authorized by the board of directors.

     Section 4. Removal. Any officer or agent of the Corporation may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby; but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5. Bonds. Subject to applicable law and regulation, the board of directors shall require each officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may be required by the board of directors.


                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks and Drafts. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined by resolution of the board of directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such depositories as the board of directors shall direct.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors and in accordance with the laws of North Carolina. Such certificates shall be signed by the chief executive officer or by any other


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

officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and may bear the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate is issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                                   ARTICLE VII

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall be fixed by resolution of the board of directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by a registered public accounting firm appointed by and responsible to the audit committee of the board of directors, which shall be composed of directors who each meet the definition of independence set forth in applicable laws and regulations of the Securities and Exchange Act of 1934, as amended, and the definition of independence set forth in Rule 4200(a)(15) of the Manual of the National Association of Securities Dealers.


                                  ARTICLE VIII

                                    DIVIDENDS

     Subject to the terms of the Corporation's Articles of Incorporation and applicable law and regulations, the board of directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The board of directors shall provide a corporate seal which shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation or an emblem may appear in the center.

                                    ARTICLE X

                                   AMENDMENTS

     These by-laws may be amended, altered, or rescinded at any time by a majority vote of the full board of directors, or by the stockholders of the Corporation by a vote of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting), unless otherwise provided by law or

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

regulation. Each amendment shall be filed with the Administrator of the Savings Institutions Division of the North Carolina Department of Economic and Community Development, or any successor office or agency.

                                   CERTIFICATE

     The undersigned, who is the duly appointed Secretary of Cooperative Bankshares, Inc., Wilmington, North Carolina, does hereby certify that the By-laws of the Corporation, in the form attached hereto, have been duly adopted by more than a majority vote of the Corporation's board of directors at a meeting duly held on February 18, 2004.


                                                  Linda Garland
                                                  Secretary


                                                  Date: February 18, 2004


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